As filed with the Securities and Exchange Commission on October 29, 1999
                                                     Registration No. 333-_____

   ==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                             INTERWORLD CORPORATION
               (Exact name of registrant as specified in charter)


    Delaware                          7372                      13-3818716
(State or other                 (Primary Standard            (I.R.S. Employer
jurisdiction of             Industrial Classification     Identification Number)
incorporation or                   Code Number)
 organization)

                               -------------------

                          395 HUDSON STREET, 6TH FLOOR
                            NEW YORK, NEW YORK 10014
                                 (212) 301-2500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                             INTERWORLD CORPORATION
                   AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                               -------------------

                             AMY AGUILAR-BROWN, ESQ.
                   Vice President, Legal Affairs and Secretary
                             InterWorld Corporation
                          395 Hudson Street, 6th Floor
                            New York, New York 10014
                                 (212) 301-2500
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                               -------------------

                                 With copies to:

                              James M. Lurie, Esq.
                        O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-2400

                               -------------------

                         CALCULATION OF REGISTRATION FEE

===============================  =================  ================  =================  ==============
                                                       Proposed           Proposed
                                      Amount            Maximum           Maximum          Amount of
    Title of Each Class of             to be         Offering Price      Aggregate        Registration
  Securities to be Registered       Registered*        Per Share*     Offering Price**         Fee
-------------------------------  -----------------  ----------------  -----------------  --------------
Common stock, par value
 Common Stock; $.01 par value     5,646,060 shares       $41.625       $235,017,247.50     $65,334.79
===============================  =================  ================  =================  ==============

* Plus an indeterminate number of additional shares which may be offered and issued to present dilution resulting from stock splits, stock dividends or similar transactions.

** Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of computing the registration fee, based on the average of the high and low prices for the Common Stock as quoted on the Nasdaq National Market on October 27, 1999.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3. Incorporation of Documents by Reference

     (a)  The  following   documents,   which  have  been  filed  by  InterWorld
          Corporation, a Delaware corporation (the "Corporation"), with the Commission, are incorporated herein by reference:

         (i) The Corporation's definitive Prospectus dated August 11, 1999, as filed with the Commission pursuant to the Securities Act.

         (ii) The Corporation's Form 10-Q for the three and nine months ended September 30, 1999, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (iii) The   description   of  the  Common   Stock   contained   in  the
               Corporation's Registration Statement on Form 8-A, filed with the Commission pursuant to the Exchange Act.

     (b) In addition, all documents filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item  4. Description of Securities

     Not applicable.

Item  5. Interests of Named Experts and Counsel

     The O'Sullivan Graev & Karabell Profit Sharing Plan owns 22,500 shares of common stock of the Corporation, and Robert Seber, a member of the firm, owns 5,000 shares of common stock of the Corporation.

Item  6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Exchange Act. Articles Nine and Ten of the Corporation's Restated Certificate of Incorporation provide for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the DGCL.

     Reference is made to the form of Director Indemnification Agreement filed as Exhibit 10.3 to the Corporation's Registration Statement on Form S-1 (File No. 333-79879) (the "Form S-1"), which provides for indemnification of directors.

     Reference is made to the form of  Underwriting  Agreement  filed as Exhibit
1.1 to the Form S-1, which sets forth certain indemnification provisions.

     In addition, the Corporation maintains liability insurance for its officers and directors.

Item  7. Exemption from Registration Claimed

     Not applicable.

Item  8. Exhibits

  Exhibit                         Description
  -------                         -----------
    No.
    ---

    4.1 Restated Certificate of Incorporation of InterWorld Corporation (filed as Exhibit 4.1 on the Form S-8 registering the "InterWorld Corporation Employee Stock Purchase Plan" and incorporated herein by reference)

    4.2 By-laws of InterWorld Corporation (filed as Exhibit 3.2 to the Form S-1 and incorporated herein by reference)

    4.3 InterWorld Corporation Amended and Restated 1996 Stock Option Plan (filed as Exhibit 10.1 to the Form S-1 and incorporated herein by reference)

     5 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding the legality of securities being offered

   23.1 Consent of O'Sullivan Graev & Karabell, LLP (included in their opinion filed as Exhibit 5 hereto)

   23.2   Consent of PricewaterhouseCoopers LLP

    24    Powers of Attorney (See page 4 of this Registration Statement)

Item  9. Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------   -------
registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of October, 1999.

                                            INTERWORLD CORPORATION

                                            By:    /s/ Michael J. Donahue
                                                -------------------------------
                                                Michael J. Donahue
                                                Chairman

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Michael J. Donahue, Alan J. Andreini and Peter Schwartz, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all Registration Statements on Form S-8 with respect to any securities to be offered and issued by InterWorld Corporation, a Delaware corporation (the "Registrant"), pursuant to any employee benefit plan (as such term is defined in the General Instructions to Form S-8) of the Registrant and any or all amendments to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on the 29th day of October, 1999, by the following persons in the capacities indicated.

               SIGNATURE                               TITLE
               ---------                               -----

         /s/ Alan J. Andreini
--------------------------------------
            Alan J. Andreini           President and Chief Executive Officer
                                       (principal executive officer) and
                                       Director

          /s/ Peter Schwartz
--------------------------------------
           Peter Schwartz              Chief Financial Officer (principal
                                       financial and accounting officer)

        /s/ Michael J. Donahue
--------------------------------------
          Michael J. Donahue           Chairman

        /s/ Kenneth G. Langone
--------------------------------------
          Kenneth G. Langone           Director

        /s/ Joseph C. Robinson
--------------------------------------
          Joseph C. Robinson           Director

           /s/ Yves Sisteron
--------------------------------------
             Yves Sisteron             Director

           /s/ Jack Slevin
--------------------------------------
              Jack Slevin              Director

            /s/ Russell West
--------------------------------------
              Russell West             Director

  Exhibit                      Description                               Page
  -------                      -----------                               ----
    No.
    ---

    4.1 Restated Certificate of Incorporation of InterWorld Corporation (filed as Exhibit 4.1 on the Form S-8 registering the "InterWorld Corporation Employee Stock Purchase Plan" and incorporated herein by reference)

    4.2   By-laws of  InterWorld  Corporation  (filed as Exhibit
          3.2 to the Form S-1 and incorporated herein by reference)

    4.3   InterWorld  Corporation  Amended and  Restated  1996
          Stock Option Plan (filed  as  Exhibit  10.1 to the
          Form S-1 and  incorporated  herein by reference)

     5    Opinion of O'Sullivan Graev & Karabell,  LLP (including
          the consent of such firm) regarding the legality of
          securities being offered                                        II.7

   23.1 Consent of O'Sullivan Graev & Karabell, LLP (included in their opinion filed as Exhibit 5 hereto)

   23.2   Consent of PricewaterhouseCoopers LLP                           II.8

    24    Powers of Attorney (See page 4 of this Registration
          Statement)

                                                                       EXHIBIT 5
                                                                       ---------
                                            October 29, 1999

InterWorld Corporation
395 Hudson Street, 6th Floor
New York, New York  10014

                             InterWorld Corporation
                5,646,060 Shares of Common Stock, $.01 Par Value
                ------------------------------------------------

Dear Sirs:

     We have acted as counsel to InterWorld Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 5,646,060 shares (the "Shares") of Common Stock, $.01 par value, of the Company for issuance pursuant to the Company's Amended and Restated 1996 Stock Option Plan (the "Plan").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that the issuance of the Shares pursuant to the Plan have been duly authorized and, when issued, delivered and paid for in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the General
Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed by the Company to register the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ O'Sullivan Graev & Karabell, LLP

                                                                    EXHIBIT 23.2
                                                                    ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 1999 relating to the financial statements and financial statement schedules, which appears in Interworld Corporation's Registration Statement on Form S-1 dated August 9, 1999.



PricewaterhouseCoopers LLP


New York, New York
October 27, 1999